Exhibit 10.1

Business Operation Agreement

This Business Operation Agreement (this “Agreement”) is entered into in Beijing, the People’s Republic of China (the “PRC”) on December 15, 2016 by and between the following Parties:

Party A: Jakroo (Beijing) Sports Consulting Co., Ltd.

Address: Room 509, Unit 3, No.69 Beichen West Road, Chaoyang District, Beijing, PRC

Party B: Rider Sportsfashion Limited

Address: Room 507, Unit 3, No.69 Beichen West Road, Chaoyang District, Beijing, PRC

Party C:

Shareholder 1: Weidong Du

Shareholder 2: Wei Tan

Shareholder 3: Guichun Liu

Shareholder 4: Wen Li

Shareholder 5: Hao Wang

(In this Agreement, the above parties are hereinafter referred to individually as a “Party” and collectively as the “Parties.”)

WHEREAS:

1. Party A is a wholly foreign-owned enterprise incorporated and validly existing in the PRC;

2. Party B is a limited liability company incorporated in the PRC;

3. Party A and Party B have established a business relationship by entering into a certain Exclusive Technical Consulting and Services Agreement, pursuant to which Party B will make various payments to Party A and therefore Party B’s activities in its ordinary course of business will have a material effect upon its ability to make such payments to Party A; and

4. Each of the individuals listed as Party C is a shareholder of Party B (collectively, the “Founding Shareholders”), of which Weidong Du, Wei Tan, Guichun Liu, Wen Li and Hao Wang each holds 50%, 39%, 5%,3%, 3%, respectively, of Party B.

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NOW, THEREFORE, the Parties, through amicable consultations and based on the principle of equality and mutual benefit, hereby agree as follows:

Article1 Negative Obligations

In order to guarantee the performance of Party B in relation to this Agreement and all of Party B’s in relation to its obligations towards Party A, the Founding Shareholders hereby acknowledge, agree and jointly and severally warrant that without the prior written consent of Party A or any party designated by Party A, Party B shall not engage in any transaction which may have a material or adverse effect on any of its assets, businesses, employees, obligations, rights or operations, including without limitation:

1.1 Conduct any activity outside its ordinary course of business or in a manner inconsistent with its past practice;

1.2 Make any borrowing or undertake any indebtedness from any third party;

1.3 Change or remove any of its directors or senior officers;

1.4 Sell, acquire or otherwise dispose of any assets or rights, including without limitation any intellectual property rights, with any third party;

1.5 Create or cause the creation of any guarantee, pledge or any other security on any of its assets, including intellectual property, in favor of any third party, or create any encumbrance on any such assets;

1.6 Change its articles of association or its scope of business;

1.7 Change its ordinary course of business or materially alter its bylaws;

1.8 Transfer any of its rights or obligations under this Agreement to any third party;

1.9 Make or cause any material change to its business pattern, marketing strategy, business plan or customer relationships; and

1.10 Make or cause a distribution of any bonus or dividend.

Article 2 Business Management and Human Resources Arrangement

2.1 Party B and the Founding Shareholders hereby jointly agree to accept and strictly implement any proposal made by Party A from time to time regarding the employment and removal of Party B’s employees, its day-to-day business management and the financial management system of Party B.

2.2 Party B and the Founding Shareholders hereby jointly agree that the Founding Shareholders will elect or appoint, as applicable, any person designated by Party A as Party B’s director, chairman, president, chief financial officer and any other executive officers in accordance with relevant laws, regulations and its articles of association.

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2.3 Upon termination of his or her employment with Party A, either voluntarily or by Party A, each of the directors or senior officers elected or appointed under Section 2.2 will be simultaneously disqualified to hold any position in Party B; under such circumstance, the Founding Shareholders will elect any other person designated by Party A for such position.

2.4 For purpose of Section 2.3, the Founding Shareholders will take any actions required under relevant laws, articles of association and this Agreement to effect the employment and termination provided under Sections 2.2 and 2.3.

2.5 The Founding Shareholders hereby agree that, in conjunction with the execution of this Agreement, they will execute an irrevocable power of attorney authorizing Party A to exercise their respective rights as shareholders of Party B and respective voting rights at Party B’s shareholders meeting.

Article 3 Other Agreements

3.1 Upon termination or expiration of any agreement between Party A and Party B, Party A may elect to terminate all of its agreements with Party B, including without limitation the Exclusive Technical Consulting and Services Agreement.

3.2 Considering the business relationship established between Party A and Party B based on the executed Exclusive Technical Consulting and Services Agreement, Party B’s activities in its ordinary course of business will have a material effect upon its ability to make relevant payments to Party A. The Founding Shareholders agree that any bonus, dividend or any other benefit or interest receivable by it as shareholder of Party B will be unconditionally and automatically paid or transferred to Party A.

Article 4 Entire Agreements and Amendments to the Agreement

4.1 This Agreement and all of the agreements and/or documents referred to or expressly included herein constitute the entire agreement among the Parties with respect to the subject matter hereto and supersedes all prior agreements, contracts, understandings and communications, whether written or oral, among the Parties with respect to the same.

4.2 This Agreement may not be amended unless by agreement of all of the Parties in writing. Any amendment or supplement hereto duly executed by the Parties shall be an integral part of and have the same effect with this Agreement.

Article 5 Governing Law

The execution, validity, performance of this Agreement and the resolution of any dispute arising from this Agreement shall be governed in accordance with the laws of the PRC.

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Article 6 Dispute Resolution

6.1 Should any dispute arise in connection with construction or performance of any provision under this Agreement, the Parties shall seek in good faith to resolve such dispute through negotiations. If the negotiations fail, any of the Parties may submit the dispute to the China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in Beijing in accordance with CIETAC’s arbitration rules then in effect. The arbitration shall be conducted in Chinese. CIETAC’s judgment shall be final and binding on each of the Parties.

6.2 Except for the matter under dispute, each of the Parties shall continue to perform its obligations under this Agreement in good faith.

Article 7 Notices

All notices made by each of the Parties to exercise any of its rights or perform any of its obligations hereunder shall be in writing and given to the following address in person, by registered mail, prepaid mail, recognized courier service, or by fax.

To Party A:	Jakroo (Beijing) Sports Consulting Co., Ltd.
Address:	Room 509, Unit 3, No.69 Beichen West Road, Chaoyang District, Beijing, PRC
Attention:	Wen Li

To Party B:	Rider Sportsfashion Limited
Address:	Room 507, Unit 3, No.69 Beichen West Road, Chaoyang District, Beijing, PRC
Attention:	Weidong Du

To Party C:

Shareholder 1

Address: Room 507, Unit 3, No.69 Beichen West Road, Chaoyang District, Beijing, PRC

Fax: 010-5877 3378

Attention: Weidong Du

Shareholder 2

Address: Room 507, Unit 3, No.69 Beichen West Road, Chaoyang District, Beijing, PRC

Fax: 010-5877 3378

Attention: Wei Tan

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Shareholder 3

Address: Room 507, Unit 3, No.69 Beichen West Road, Chaoyang District, Beijing, PRC

Fax: 010-5877 3378

Attention: Guichun Liu

Shareholder 4

Address: Room 507, Unit 3, No.69 Beichen West Road, Chaoyang District, Beijing, PRC

Fax: 010-5877 3378

Attention: Wen Li

Shareholder 5

Address: Room 507, Unit 3, No.69 Beichen West Road, Chaoyang District, Beijing, PRC

Fax: 010-5877 3378

Attention: Hao Wang

Article 8 Effectiveness, Term of this Agreement

8.1 Any written consent, proposal, appointment and any other decision made in connection with this Agreement which may have a material effect on Party B’s day-to-day business operations shall be made by Party A’s board of directors.

8.2 This Agreement shall become effective upon execution by each of the Parties on the date first written above. The term of this Agreement will be ten (10) years unless Party A terminates the agreement earlier. Upon request from Party A, the Parties may extend the term of this Agreement prior to its expiration or enter into a separate business agreement, each as requested by Party A.

8.3 During the term of this Agreement, none of Party B or the Founding Shareholders may terminate this Agreement. Party A shall have the sole right to terminate this Agreement at any time, provided that Party A gives prior written notice to Party B and its Shareholders.

8.4 If any term or provision hereof is found to be illegal or unenforceable under applicable laws, such term or provision shall be deemed deleted from this Agreement and the remainder of this Agreement shall remain in full force and effect as if such term or provision had never been contained herein. The Parties shall negotiate to replace such deleted term or provision with a lawful and valid term or provision acceptable to each of the Parties.

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8.5 Failure to exercise any right, power or privilege hereunder shall not be deemed a waiver thereof. Any single or partial exercise of any right, power or privilege hereunder shall not preclude exercise of any other right, power or privilege under this Agreement.

Article 9 Miscellaneous

9.1	This Agreement is written in English with a Chinese translation. In the event of any discrepancy between the two versions, the English version shall prevail. This Agreement is made with seven (7) original copies, of which Party A and Party B will each hold one copy respectively, and each shareholder of Party C will hold one copy.

9.2	The headings in this Agreement are written for ease of reference only and in no event shall they affect the interpretation of any terms of this Agreement.

9.3	Matters not covered in this Agreement shall be determined by the Parties separately through consultation.

[THIS SPACE IS INTENTIONALLY LEFT BLANK]

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[Signature Page of Business Operation Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their duly authorized representatives on the date first written above.

Party A: Jakroo (Beijing) Sports Consulting Co., Ltd. (Seal)

Authorized Representative (Signature):	/s/ Wen Li
Name: Wen Li

Party B: Rider Sportsfashion Limited (Seal)

Authorized Representative (Signature):	/s/ Weidong Du
Name: Weidong Du

Party C:

Shareholder 1: Weidong Du (Signature):	/s/ Weidong Du

Shareholder 2: Wei Tan (Signature):	/s/ Wei Tan

Shareholder 3: Guichun Liu (Signature):	/s/ Guichun Liu

Shareholder 4: Wen Li (Signature):	/s/ Wen Li

Shareholder 5: Hao Wang (Signature):	/s/ Hao Wang

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